Exhibit 99.1

Wesco Aircraft Names Todd Renehan CEO and Alex Murray President and COO; David J. Castagnola Retires

Company Announces Preliminary Financial Information for the

Fiscal 2017 Second Quarter

VALENCIA, Calif.—April 28, 2017—Wesco Aircraft Holdings, Inc. (NYSE: WAIR), the world’s leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that it has appointed Todd Renehan as Chief Executive Officer and Alex Murray as President and Chief Operating Officer. Mr. Renehan also has been appointed to the Board of Directors as a Class I Director. David J. Castagnola, previously President, Chief Executive Officer, and a member of the company’s Board of Directors, has retired from these positions. These executive changes were effective April 26, 2017.

Todd Renehan joined Wesco as its Executive Vice President and Chief Commercial Officer in 2014 following Wesco’s acquisition of Haas Group International, where he had served as President.

“I am honored to take the helm at Wesco Aircraft,” said Mr. Renehan. “I am confident we will continue to make progress toward realizing our growth and profitability goals while building on our solid platform to offer an even more compelling value proposition with superior customer service. I believe in the company’s future and our ability to deliver for customers, create opportunities for employees, and enhance value for shareholders for years to come.”

Mr. Murray, now President and Chief Operating Officer, has served as Wesco’s Executive Vice President and Chief Operations Officer since 2010 and has served in various other capacities at Wesco since 2000.

“I look forward to advancing Wesco’s strategies and operational execution in this new role as President and COO,” said Mr. Murray. “Todd and I work well together, and I am pleased to step into this role to support our mutual goals of accelerated growth and expanded leadership in the industry for Wesco Aircraft.”

“Todd is an accomplished senior executive who has demonstrated his expertise in global operations, sales and marketing since joining Wesco,” said Chairman of the Board Randy J. Snyder. “He has proven his ability to drive revenue growth, with many new business wins announced over the past several quarters, and has shown he can skillfully move from vision and strategy to execution and implementation. The Board is confident that Todd will be able to foster a high-performing team and deliver strong results.”

“Alex also brings hands-on leadership experience as well as demonstrated operational expertise to his new role as President and COO. Alex has played a key role in developing our customer relationships, in addition to overseeing Wesco’s global operations infrastructure across 17 countries,” continued Mr. Snyder.

“We appreciate Dave Castagnola’s work over the last two years to advance the company’s competitive position, including implementing new processes, focusing on cost structure optimization and completing the integration of Haas Group. We thank Dave for his dedicated service and wish him well,” concluded Mr. Snyder.

Fiscal 2017 Second Quarter Preliminary Financial Information

Wesco Aircraft also announced preliminary financial information for the fiscal 2017 second quarter that includes net sales of $364.6 million, net income of $17.4 million, or $0.18 per diluted share, adjusted net income(1) of $21.1 million, or $0.21 per diluted share, and adjusted EBITDA(1) of $39.0 million.

Wesco Aircraft plans to release its detailed fiscal 2017 second quarter financial results after the close of market on Tuesday, May 9, 2017. The company will hold a conference call to discuss these results at 2:00 p.m. PDT (5:00 p.m. EDT) on the same day. The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and entering passcode 44780493. The conference call will be simultaneously broadcast on Wesco Aircraft’s Investor Relations website (http://ir.wescoair.com).

Following the live webcast, a replay will be available on the company’s website for one year. A telephonic replay also will be available approximately two hours after the conference call and may be accessed by dialing 888-843-7419 (domestic) or 630-652-3042 (international) and entering passcode 44780493. The telephonic replay will be available until May 16, 2017 at 11:59 p.m. EDT.

Todd Renehan Biography

Mr. Renehan joined Wesco as Executive Vice President and Chief Commercial Officer following Wesco’s acquisition of Haas Group International, where he served as President from 2013 until the acquisition in 2014. From 2010 to 2013, Mr. Renehan was Executive Vice President and Chief Commercial Officer of Haas Group International. In 2010, Mr. Renehan served as Chief Commercial Officer for Damco, a division of Maersk, and from 1985 to 2009, he worked in various capacities for global transportation services provider Ryder System, Inc., ultimately serving as Executive Vice President of Sales, Marketing and Rental.

Alex Murray Biography

Mr. Murray joined Wesco in 2000 and has served as Executive Vice President and Chief Operations Officer (previously, Vice President of Global Operations) since 2010. He previously served as the company’s EU Managing Director from 2005 to 2010, Director of Contract Business from 2003 to 2005 and Logistics Manager from 2000 to 2003. Prior to Wesco, Mr. Murray’s career in the logistics, procurement and supply chain industries started at BAE Systems, a global defense, security and aerospace company.

About Wesco Aircraft

Wesco Aircraft is the world’s leading distributor and provider of comprehensive supply chain management services to the global aerospace industry, based on annual sales. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including C-class hardware, chemical and electrical and comprised of more than 565,000 active SKUs.

To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.

Footnotes

(1) Non-GAAP financial measure — see Exhibit 1 for reconciliations of GAAP to non-GAAP results.

Non-GAAP Financial Information

Adjusted EBITDA represents net income (loss) before: (i) income tax provision (benefit), (ii) net interest expense, (iii) depreciation and amortization and (iv) unusual or non-recurring items.

Adjusted net income represents net income (loss) before: (i) amortization of intangible assets, (ii) amortization or write-off of deferred financing costs, (iii) unusual or non-recurring items and (iv) the tax effect of items (i) through (iii) above calculated using an estimated effective tax rate.

Adjusted diluted earnings per share represent diluted earnings per share calculated using adjusted net income as opposed to net income.

Wesco Aircraft utilizes and discusses adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, which are non-GAAP measures management uses to evaluate the company’s business, because it believes these measures assist investors and analysts in comparing the company’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Wesco Aircraft believes these metrics are used in the financial community, and the company presents these metrics to enhance understanding of its operating performance. Readers should not consider adjusted EBITDA and adjusted net income as alternatives to net income, determined in accordance with GAAP, as an indicator of operating performance. Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are not measurements of financial performance under GAAP, and these metrics may not be comparable to similarly titled measures of other companies. See Exhibit 1 for reconciliations of adjusted EBITDA, adjusted net income and adjusted diluted earnings per share to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco Aircraft Holdings, Inc. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “advance,” “build,” “believe,” “continue,” “could,” “deliver,” “drive,” “expand,” “goal,” “grow,” “will” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, readers should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers, or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations, including exposure to foreign currency movements; risks associated with assumptions the company makes in connection with its critical accounting estimates (including goodwill) and legal proceedings; the company’s dependence on third-party package delivery companies; fuel price risks; fluctuations in the company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; risks related to the company’s indebtedness; and other risks and uncertainties.

The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this news release (including information included or incorporated by reference herein) are based upon information available to the company as of the date hereof, and the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investors

Wesco Aircraft Holdings, Inc.

Jeff Misakian

Vice President, Investor Relations

661-362-6847

Jeff.Misakian@wescoair.com

Media

Wesco Aircraft Holdings, Inc.

Linda Mueller

Director, Corporate Communications

661-362-6849

Linda.Mueller@wescoair.com

Exhibit 1 — Non-GAAP Financial Information

Wesco Aircraft Holdings, Inc.

Preliminary Non-GAAP Financial Information (UNAUDITED)

(In thousands, except share data)

Three Months
Ended
March 31, 2017
EBITDA and Adjusted EBITDA
Net income	$17,442
Provision for income taxes	5,659
Interest expense, net	8,842
Depreciation and amortization	6,743
EBITDA	38,686
Unusual or non-recurring items (1)	294
Adjusted EBITDA	$38,980

Adjusted Net Income
Net income	$17,442
Amortization of intangible assets	3,719
Amortization of deferred financing costs	921
Unusual or non-recurring items (1)	294
Adjustments for tax effect	(1,316)
Adjusted net income	$21,060

Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	99,017,986
Adjusted net income per diluted shares	$0.21

(1) Unusual and non-recurring items consisted of business realignment and other expenses.